Exhibit 99.1

EVERTEC REPORTS SECOND QUARTER 2025 RESULTS
Raises full year outlook
Increases share repurchase authorization

SAN JUAN, PUERTO RICO – July 30, 2025 – EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the second quarter ended June 30, 2025.
Second Quarter 2025 Highlights and Recent Highlights

•Revenue increased 8% to $229.6 million, approximately 10% on a constant currency basis
•GAAP Net Income attributable to common shareholders increased 27% to $40.5 million, and increased 27% to $0.62 per diluted share
•Adjusted EBITDA increased 8% to $92.6 million and Adjusted earnings per common share increased 7% to $0.89
•Increased and extended share repurchase program
•Raised revenue and Adjusted earnings per common share outlook

Mac Schuessler, President and Chief Executive Officer stated "We are pleased to announce a strong second quarter of organic revenue growth and, as a result, are raising our full year guidance."

Second Quarter 2025 Results

Revenue. Total revenue for the quarter ended June 30, 2025 was $229.6 million, an increase of 8%, compared with $212.0 million in the prior year quarter driven by organic growth across all of the Company's segments and the contribution from the acquisitions completed in the fourth quarter of 2024. Constant currency revenue amounted to $232.9 million, representing growth of 10%. Merchant acquiring revenue benefited from an improvement in spread as we continue to benefit from pricing initiatives implemented in the prior year and higher sales volume. Payments Puerto Rico revenue benefited from increased revenues from ATH Movil, and transaction growth. Latin America revenue benefited from continued organic growth across the entire region and the contribution from acquisitions completed in the prior year. Business Solutions revenue increased as a result of projects completed throughout the prior year and an increase in IT consulting services.

Net Income attributable to common shareholders. For the quarter ended June 30, 2025, GAAP Net Income attributable to common shareholders was $40.5 million or $0.62 per diluted share, an increase of $8.6 million, compared with $31.9 million or $0.49 per diluted share in the prior year. The increase was driven by the higher revenues, lower depreciation and amortization for intangible assets, a decrease in selling, general and administrative expenses as a result of a decrease in professional fees and lower interest expense. These variances were partially offset by an increase in cost of revenues resulting from an increase in costs of sales, an increase in software maintenance expense and cloud expenses, an increase in personnel costs and professional fees.

Adjusted EBITDA and Adjusted EBITDA Margin. For the quarter ended June 30, 2025, Adjusted EBITDA was $92.6 million, an increase of $6.5 million when compared to the prior year quarter, driven by the increase in revenues. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenue) decreased slightly to 40.3% compared with 40.6% in the prior year.

Adjusted Net Income and Adjusted earnings per common share. For the quarter ended June 30, 2025, Adjusted Net Income was $57.7 million, an increase of 7% compared with $53.8 million in the prior year, driven by the increase in Adjusted EBITDA and lower cash interest expense, resulting from lower interest rates and the positive impact from the debt repricing executed in the prior year. This was partially offset by an increase in the adjusted effective tax rate and higher operating depreciation and amortization expense. Adjusted earnings per common share was $0.89, an increase of 7% compared with $0.83 in the prior year driven by the factors explained for Adjusted Net Income.

Share Repurchase

During the three months ended June 30, 2025, the Company repurchased 101,890 shares of its common stock at an average price of $36.22 per share for a total of $3.7 million.
On July 30, 2025, the Company's Board of Directors approved an increase to the share repurchase authorization to an aggregate $150 million and an extension of the expiration date to December 31, 2026. Prior to this amendment, the share repurchase program had approximately $134 million remaining. The Company may repurchase shares in the open market, through accelerated share repurchase programs, 10b5-1 plans, or in privately negotiated transactions, subject to business opportunities and other factors.

2025 Outlook

The Company's revised financial outlook for 2025 is as follows:

•Revenue between $901 million and $909 million representing growth of approximately 6.6% to 7.6%, and constant currency growth of 7.8% to 8.7%, compared with $845 million in 2024
•Adjusted earnings per common share between $3.44 to $3.52 representing growth of approximately 4.8% to 7.0%, or 6.3% to 8.5% on a constant currency basis, as compared to $3.28 in 2024
•Continue to expect capital expenditures to be approximately $85 million
•Continue to expect an adjusted effective tax rate of approximately 6% to 7%

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its second quarter 2025 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 5299049. The replay will be available through Wednesday, August 6, 2025. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processor and financial technology provider in Latin America, Puerto Rico and the Caribbean, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company manages a system of electronic payment networks and offers a comprehensive suite of services for core banking, cash processing and fulfillment in Puerto Rico, that process over ten billion transactions annually. The Company also offers financial technology outsourcing in all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this earnings release are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other stakeholders to evaluate companies in our industry. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included at the end of this earnings release. These non-GAAP measures include Constant currency revenue, EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, each as defined below.

Constant currency revenue represents reported revenue excluding the impact of fluctuations in foreign currency exchange rates in the current period. Constant currency revenue is calculated by applying prior-year period foreign currency exchange rates to current-period revenue.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash items and unusual expenses such as: share-based compensation, restructuring related expenses, fees and expenses from corporate transactions such as M&A activity and financing, equity investment income net of dividends received, and the impact from unrealized gains and losses on foreign currency remeasurement for assets and liabilities in non-functional currency. Segment Adjusted EBITDA which is the measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and for this reason is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. The Company’s presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the secured leverage ratio. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of total revenues.

Adjusted Net Income is defined as Adjusted EBITDA less: operating depreciation and amortization expense, defined as GAAP Depreciation and amortization less amortization of intangibles related to acquisitions such as customer relationships, trademarks, non-compete agreements, among others; cash interest expense defined as GAAP interest expense, less GAAP interest income adjusted to exclude non-cash amortization of debt issue costs, premium and accretion of discount; income tax expense which is calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for uncertain tax position releases, tax true-ups, windfall from share-based compensation, unrealized gains and losses from foreign currency remeasurement, among others; and non-controlling interests, net of amortization for intangibles created as part of the purchase.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

Constant Currency Adjusted Earnings per common share is defined as Adjusted earnings per common share excluding the impact of fluctuations in foreign currency exchange rates in the current period, calculated by applying prior-year period foreign currency exchange rates to current-period results.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believes it better reflects the comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of merger and acquisition activity. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them.

Forward-Looking Statements

Certain statements in this earnings release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future results of operations and financial position, including our guidance for fiscal year 2025; our business strategies; objectives of management for future operations, including, among others, statements regarding our expected growth, international expansion and future capital expenditures; and expectations for and anticipated benefits of acquisitions, are forward looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: our reliance on our relationship with Popular, Inc. (“Popular”) for a significant portion of our revenues pursuant to our second Amended and Restated Master Services Agreement (“A&R MSA”) with them, and as it may impact our ability to grow our business; our ability to renew our client contracts on terms favorable to us, including but not limited to the current term and any extension of the A&R MSA with Popular and Amended and Restated Independent Sales Organization Sponsorship and Services Agreement (the “A&R ISO Agreement”) with Banco Popular; our reliance on our information technology systems, employees and certain suppliers and counterparties, and certain failures or disruptions in those systems or chains could materially adversely affect our operations; the risk of security breaches or other confidential data theft from our systems; our ability to recruit, retain and develop qualified personnel; fraud by merchants or others; the credit risk of our merchant clients, for which we may also be liable; our use of artificial intelligence (“AI”) and machine learning tools and the evolving regulatory framework governing such technology; a decreased client base due to consolidations and/or failures in the financial services industry; our ability to comply with existing and future rules and regulations in the jurisdictions in which we operate; a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending; our dependence on payment card network or other network rules, standards or fees; the geographical concentration of our business in Puerto Rico, including our business with the government of Puerto Rico and its instrumentalities, which are facing fiscal challenges and the effects of potential natural disasters; risks associated with our presence in international markets, including global political, social and economic instability; operating an international business in Latin America, Puerto Rico and the Caribbean, in jurisdictions with potential political and economic instability; the impact of exposure to foreign exchange fluctuations and capital controls on our costs, earnings and the value of some of our assets; our ability to protect our intellectual property rights against infringement and to defend ourselves against potential intellectual property infringement claims and the potential impact on our business of such claims, whether or not correct; the possibility that we could lose our preferential tax rate in Puerto Rico; the possibility that we may not realize the anticipated benefits of our merger with Sinqia; the effect of purchases of our common stock pursuant to our stock repurchase plan on the value of our common stock; and the impact of our leverage on our ability to raise additional capital, that our leverage may limit our ability to react to changes in the economy or our industry, expose us to interest rate risk and prevent us from meeting our obligations with respect to our substantial indebtedness, that we and our subsidiaries may be able to incur significant additional indebtedness, which could further increase such risks; and the other factors set forth under "Part 1, Item 1A. Risk Factors," in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (the "SEC") on March 3, 2025. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless it is required to do so by law.
Investor Contact
Beatriz Brown-Sáenz
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive Income (Loss)

	Three months ended June 30,		Six months ended June 30,
(Dollar amounts in thousands, except share data)	2025	2024	2025	2024
Revenues	$229,607	$211,978	$458,399	$417,296

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	110,060	97,481	224,669	199,929
Selling, general and administrative expenses	35,104	38,187	71,314	73,813
Depreciation and amortization	28,309	32,950	56,782	67,391
Total operating costs and expenses	173,473	168,618	352,765	341,133
Income from operations	56,134	43,360	105,634	76,163
Non-operating income (expenses)
Interest income	3,079	3,218	6,330	6,578
Interest expense	(16,719)	(18,709)	(33,707)	(38,648)
Loss on foreign currency remeasurement	1,348	2,404	515	(2,052)
Earnings from equity method investments	867	1,096	2,944	2,167
Other income, net	334	2,255	554	6,095
Total non-operating expenses	(11,091)	(9,736)	(23,364)	(25,860)
Income before income taxes	45,043	33,624	82,270	50,303
Income tax expense	4,070	1,101	8,206	1,393
Net income	40,973	32,523	74,064	48,910
Less: Net income attributable to non-controlling interests	508	622	896	1,030
Net income attributable to EVERTEC, Inc.’s common stockholders	40,465	31,901	73,168	47,880
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	32,495	(64,351)	79,206	(90,827)
(Loss) gain on cash flow hedges	(2,160)	1,034	(6,152)	3,382
Unrealized gain (loss) on change in fair value of debt securities available-for-sale	2	$—	10	(3)
Other comprehensive income (loss), net of tax	$30,337	$(63,317)	$73,064	$(87,448)
Total comprehensive income (loss) attributable to EVERTEC, Inc.’s common stockholders	$70,802	$(31,416)	$146,232	$(39,568)
Net income per common share:
Basic	$0.63	$0.50	$1.15	$0.74
Diluted	$0.62	$0.49	$1.13	$0.73
Shares used in computing net income per common share:
Basic	64,030,322	64,420,756	63,884,710	64,800,361
Diluted	64,870,358	65,150,744	64,808,817	65,699,385

EVERTEC, Inc.
Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands, except share data)	June 30, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$290,578	$273,645
Restricted cash	23,780	24,594
Accounts receivable, net	156,894	137,501
Settlement assets	30,603	31,942
Prepaid expenses and other assets	68,788	61,383
Total current assets	570,643	529,065
Debt securities available-for-sale, at fair value	1,375	913
Equity securities, at fair value	5,557	4,976
Investment in equity investees	28,691	29,472
Property and equipment, net	62,492	62,059
Operating lease right-of-use asset	8,941	10,131
Goodwill	771,403	726,901
Other intangible assets, net	447,016	430,885
Deferred tax asset	42,440	33,877
Derivative asset	201	4,338
Other long-term assets	22,586	24,994
Total assets	$1,961,345	$1,857,611
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$117,877	$124,553
Accounts payable	52,821	58,729
Contract liability	23,556	25,274
Income tax payable	6,073	8,981
Current portion of long-term debt	23,867	23,867
Current portion of operating lease liability	4,888	6,229
Settlement liabilities	30,677	32,027
Total current liabilities	259,759	279,660
Long-term debt	914,865	925,062
Deferred tax liability	44,575	44,810
Contract liability - long term	51,054	55,003
Operating lease liability - long-term	5,048	4,924
Derivative liability	5,063	1,351
Other long-term liabilities	24,277	27,540
Total liabilities	1,304,641	1,338,350
Redeemable non-controlling interests	41,353	43,460
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 63,982,005 shares issued and outstanding as of June 30, 2025 (December 31, 2024 - 63,614,077)	640	636
Additional paid-in capital	6,956	7,003
Accumulated earnings	666,393	599,608
Accumulated other comprehensive (loss) income, net of tax	(61,659)	(134,723)

Total EVERTEC, Inc. stockholders’ equity	612,330	472,524
Non-controlling interest	3,021	3,277
Total equity	615,351	475,801
Total liabilities and equity	$1,961,345	$1,857,611

EVERTEC, Inc.
Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Six months ended June 30,
(In thousands)	2025	2024
Cash flows from operating activities
Net income	74,064	$48,910
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,782	67,391
Amortization of debt issue costs and accretion of discount	2,246	2,361
Operating lease amortization	3,522	3,565
Deferred tax benefit	(10,726)	(13,324)
Share-based compensation	14,548	15,009
Gain on sale of equity securities	—	(2,599)
Earnings of equity investees	(2,944)	(2,167)
(Gain) loss on foreign currency remeasurement	(515)	2,052
Other, net	(1,398)	(1,666)
(Increase) decrease in assets:
Accounts receivable, net	(15,616)	1,329
Prepaid expenses and other assets	(4,574)	(431)
Other long-term assets	2,783	(734)
(Decrease) increase in liabilities:
Accrued liabilities and accounts payable	(22,304)	3,101
Income tax payable	(3,531)	1,103
Contract liability	(6,862)	11,561
Operating lease liabilities	(3,788)	(1,672)
Other long-term liabilities	4,441	(2,449)
Total adjustments	12,064	82,430
Net cash provided by operating activities	86,128	131,340
Cash flows from investing activities
Additions to software and other intangible assets	(30,902)	(39,106)
Property and equipment acquired	(11,404)	(17,226)
Acquisition of available-for-sale debt securities	(561)	—
Payments for non-compete agreements	(662)	—
Proceeds from maturities of available-for-sale debt securities	1,000	370
Purchase of equity securities	(151)	(111)
Proceeds from sale of equity securities	—	5,906
Net cash used in investing activities	(42,680)	(50,167)
Cash flows from financing activities
Acquisition of redeemable non-controlling interest	(5,167)	—
Withholding taxes paid on share-based compensation	(8,918)	(9,825)
Dividends paid	(6,383)	(6,493)
Repurchase of common stock	(3,691)	(70,000)
Repayment of long-term debt	(11,933)	(11,933)
Settlement activity, net	2,209	21,703
Other financing activities, net	(6,442)	(9,228)

Net cash used in financing activities	(40,325)	(85,776)
Effect of foreign exchange rate on cash, cash equivalents and restricted cash	15,205	(10,234)
Net increase (decrease) in cash, cash equivalents, restricted cash and cash included in settlement assets	18,328	(14,837)
Cash, cash equivalents, restricted cash and cash included in settlement assets at the beginning of the period	314,649	343,724
Cash, cash equivalents, restricted cash, and cash included in settlement assets at end of the period	$332,977	$328,887
Cash and cash equivalents	290,578	257,699
Restricted cash	23,780	24,434
Cash and cash equivalents included in settlement assets	18,619	46,754
Cash, cash equivalents, restricted cash and cash included in settlement assets	$332,977	$328,887

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Three months ended June 30, 2025
(In thousands)	Payment Services - Puerto Rico & Caribbean	Latin America Payments and Solutions	Merchant Acquiring, net	Business Solutions	Total Reportable Segments	Corporate and Other (1)	Total

Revenues	$56,421	$86,055	$47,292	$64,519	$254,287	$(24,680)	$229,607
Adjusted EBITDA	33,028	23,350	20,002	26,032	102,412	(9,847)	92,565

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $14.8 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction-processing of $6.4 million from Latin America Payments and Solutions to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction-processing and monitoring fees of $3.5 million from Payment Services - Puerto Rico & Caribbean to Latin America Payments and Solutions.

	Three months ended June 30, 2024
(In thousands)	Payment Services - Puerto Rico & Caribbean	Latin America Payments and Solutions	Merchant Acquiring, net	Business Solutions	Total Reportable Segments	Corporate and Other (1)	Total

Revenues	$54,199	$74,669	$45,319	$62,336	$236,523	$(24,545)	$211,978
Adjusted EBITDA	31,358	17,500	18,248	29,769	96,875	(10,823)	86,052

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $14.2 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction-processing of $5.2 million from Latin America Payments and Solutions to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction-processing and monitoring fees of $5.2 million from Payment Services - Puerto Rico & Caribbean to Latin America Payments and Solutions.

	Six months ended June 30, 2025
(In thousands)	Payment Services - Puerto Rico & Caribbean	Latin America Payments and Solutions	Merchant Acquiring, net	Business Solutions	Total Reportable Segments	Corporate and Other (1)	Total

Revenues	$111,578	$169,830	$94,941	$130,083	$506,432	$(48,033)	$458,399
Adjusted EBITDA	64,466	48,245	40,361	48,243	201,315	(19,312)	182,003
(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $29.2 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction-processing of $11.9 million from Latin America Payments and Solutions to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction-processing and monitoring fees of $7.0 million from Payment Services - Puerto Rico & Caribbean to Latin America Payments and Solutions.

	Six months ended June 30, 2024
(In thousands)	Payment Services - Puerto Rico & Caribbean	Latin America Payments and Solutions	Merchant Acquiring, net	Business Solutions	Total Reportable Segments	Corporate and Other (1)	Total

Revenues	$107,230	$148,885	$88,418	$120,464	$464,997	$(47,701)	$417,296
Adjusted EBITDA	61,710	33,797	34,468	52,808	182,783	(18,554)	164,229

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $28.8 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction-processing of $9.3 million from Latin America Payments and Solutions to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction-processing and monitoring fees of $9.7 million from Payment Services - Puerto Rico & Caribbean to Latin America Payments and Solutions.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three months ended June 30,		Six months ended June 30,
(Dollar amounts in thousands, except share data)	2025	2024	2025	2024
Revenue	$229,607	$211,978	$458,399	$417,296
Currency Adjustment - Constant(1)	3,274	—	$9,962	—
Constant Currency Revenue	$232,881	$232,881	$468,361	$417,296

Net income	$40,973	$32,523	$74,064	$48,910
Income tax expense	4,070	1,101	8,206	1,393
Interest expense, net	13,640	15,491	27,377	32,070
Depreciation and amortization	28,309	32,950	56,782	67,391
EBITDA	86,992	82,065	166,429	149,764
Equity income(2)	(867)	(1,096)	(2,944)	(2,167)
Compensation and benefits (3)	7,974	7,601	19,594	15,591
Transaction, refinancing and other fees (4)	(186)	(114)	(560)	(1,011)
Loss on foreign currency remeasurement (5)	(1,348)	(2,404)	(515)	2,052
Adjusted EBITDA	92,565	86,052	182,004	164,229
Operating depreciation and amortization (6)	(16,904)	(14,644)	(33,524)	(29,439)
Cash interest expense, net (7)	(13,031)	(14,422)	(25,995)	(29,841)
Income tax expense (8)	(4,446)	(2,526)	(7,643)	(2,064)
Non-controlling interest (9)	(519)	(645)	(917)	(1,066)
Adjusted Net Income	$57,665	$53,815	$113,925	$101,819
Net income per common share (GAAP):
Diluted	$0.62	$0.49	$1.13	$0.73
Adjusted earnings per common share (Non-GAAP):
Diluted	$0.89	$0.83	$1.76	$1.55
Shares used in computing adjusted earnings per common share:
Diluted	64,870,358	65,150,744	64,808,817	65,699,385

1)Constant currency adjustment is calculated by applying prior-year period foreign currency exchange rates to current-period results.
2)Represents the elimination of non-cash equity earnings from equity investments.
3)Primarily represents share-based compensation and severance payments.
4)Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, recorded as part of selling, general and administrative expenses.
5)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.
6)Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.
7)Represents interest expense, less interest income, as they appear on the consolidated statements of income and comprehensive income (loss), adjusted to exclude non-cash amortization of the debt issue costs and premiums, and accretion of discount.
8)Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discrete items.
9)Represents the non-controlling equity interests, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

	Outlook 2025			2024
(Dollar amounts in millions, except per share data)	Low		High
Revenues (GAAP)	$901	to	$909	$845
Currency adjustment - constant(1)	10		10
Constant currency revenues (Non-GAAP)	911		919

Earnings per Share (EPS) (GAAP)	$2.23	to	$2.34	$1.73
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (2)	0.61		0.61	0.48
Merger and acquisition related depreciation and amortization (3)	0.65		0.66	1.02
Non-cash interest expense (4)	0.05		0.03	0.07
Tax effect of non-gaap adjustments (5)	(0.07)		(0.09)	(0.02)
Non-controlling interest (6)	(0.03)		(0.03)	—
Total adjustments	1.21		1.18	1.55
Adjusted EPS (Non-GAAP)	$3.44	to	$3.52	$3.28
Currency adjustment - constant	0.05		0.05
Constant Currency Adjusted EPS (Non-GAAP)	$3.49		$3.57
Shares used in computing adjusted earnings per common share			65.0	65.1

(1)Constant currency adjustment is calculated by applying prior-year period foreign currency exchange rates to current-period results.
(2)Represents share-based compensation, the elimination of non-cash equity earnings from equity investments, severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.
(3)Represents depreciation and amortization expenses amounts generated as a result of M&A activity.
(4)Represents non-cash amortization of the debt issue costs, premium and accretion of discount.
(5)Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (anticipated at approximately 6% to 7%).